Exhibit 99.2

Risks Related to the Acquisition

The pending Acquisition may not be completed on the currently contemplated timeline or terms, or at all.

The consummation of the Acquisition is subject to the satisfaction or waiver of certain conditions. Satisfaction of a number of the conditions is not within our control, and it is possible that such conditions may prevent or delay or otherwise materially adversely affect our ability to complete the Acquisition. These conditions include, but are not limited to, approval of the Acquisition by Amicus’ stockholders and the expiration or termination of the relevant waiting period (as it may be extended) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder. Neither we nor Amicus can provide assurance that the conditions to completing the Acquisition will be satisfied or waived, and accordingly, that the Acquisition will be completed on the timeline that the parties anticipate or at all. If any condition to the Acquisition is not satisfied, it could delay or prevent the Acquisition from occurring, which could negatively impact us and our growth prospects.

We may not realize the anticipated benefits from the pending Acquisition.

The Acquisition involves the combination of two companies that currently operate as independent companies. While we and Amicus will continue to operate independently until the Acquisition Closing Date, the success of the Acquisition will depend, in part, on our ability to realize the anticipated benefits from successfully combining our and Amicus’ businesses after closing. We plan on devoting substantial management attention and resources to integrating our and Amicus’ businesses so that we can fully realize the anticipated benefits of the Acquisition. This integration process may be disruptive to our and Amicus’ businesses, and, if implemented ineffectively, could restrict realization of the expected benefits of the Acquisition. In addition, the acquired Amicus business, including Galafold® and Pombiliti® + Opfolda®, may not be successful, may require greater resources and investments than originally anticipated or may result in the assumption of unknown or contingent liabilities, which could have an adverse effect on us or our results of operations.

Potential difficulties we may encounter following closing include the following:

•	the inability to successfully combine our and Amicus’ businesses in a manner that permits us to realize the anticipated benefits of the Acquisition in the timeframe currently anticipated or at all;

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the failure to integrate internal systems, programs and internal controls, or applying different accounting policies, assumptions or judgments to Amicus’ operational results than Amicus applied in the past;

•	effectively and efficiently integrating information technology and other systems;

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issues not discovered as part of the transactional due diligence process or unanticipated liabilities or contingencies of Amicus, including employment or severance-related obligations under applicable law or other benefits arrangements, claims by or amounts owed to vendors or other commercial disputes, cyber incidents and information technology failures or delays, matters related to data privacy, data localization and the handling of personally identifiable information, intellectual property-related claims, including Hatch-Waxman litigation, and other unknown or contingent liabilities;

•	preserving the important licensing, marketing, and other commercial relationships of Amicus;

•	the complexities associated with managing the combined company;

•	the failure to retain key employees of either of the two companies who may be difficult to replace;

•	the disruption of each company’s ongoing businesses or inconsistencies in services, standards, controls, procedures and policies;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Acquisition; and

•	performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the Acquisition and integrating our and Amicus’ operations.

Any of these risks could adversely affect our ability to maintain relationships with collaboration partners, vendors, employees and other commercial relationships or adversely affect our or Amicus’ future operational results. As a result, the anticipated benefits of the Acquisition may not be realized or at all or may take longer to realize or cost more than expected, which could adversely affect our business, financial condition, including our ability to generate sufficient cash to service our indebtedness, including the Notes, results of operations and growth prospects, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful. In addition, changes in laws and regulations could adversely impact our business, financial condition, results of operations and growth prospects after the Acquisition.

The pendency of the Acquisition could adversely affect our and/or Amicus’ businesses and operations.

In connection with the pending Acquisition, some collaboration partners, vendors or other parties with commercial relationships with either of us or Amicus may delay or defer decisions, which could adversely affect the revenues, earnings, cash flows and expenses of us or Amicus, regardless of whether the Acquisition is completed. In addition, due to operating covenants in the Merger Agreement, Amicus may be unable (without our prior written consent), during the pendency of the Acquisition, to pursue strategic transactions, undertake significant capital projects or otherwise pursue other actions outside the ordinary course, even if such actions would prove beneficial.

We expect to incur material expenses related to the Acquisition.

We expect to incur material expenses in connection with the Acquisition and the subsequent integration of the business, operations, practices, policies and procedures of Amicus. These additional expenses could have an adverse effect on us or our results of operations. While we have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.

The Merger Agreement and related documents may be amended or modified without your consent.

Between the time of the issuance of the Notes and the consummation of the Acquisition, the parties to the Merger Agreement may agree to modify or waive the terms or conditions of such documents without noteholder consent. The terms of the Notes will not preclude the parties to the Merger Agreement from making certain changes to the terms of the Acquisition or from waiving certain conditions to the Acquisition, which may adversely affect your investment in the Notes.

Our ability to realize the anticipated benefits of the Acquisition will depend on our ability to effectively obtain regulatory approvals in new markets for, and profitably continue to commercialize, Galafold® and Pombiliti® + Opfolda®.

We may fail to realize the anticipated benefits of the Acquisition if we are unable to successfully obtain regulatory approval in new markets for, and continue to commercialize, Galafold® or Pombiliti® + Opfolda® on the currently anticipated timeline or at all.

For more information about the risks involved in regulatory approval and commercialization of new products generally, please see “Risk Factors—Business and Operational Risks” and “Risk Factors—Risks Related to International Operations” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 or other filings we may make from time to time with the SEC incorporated by reference in this offering memorandum. Our ability to realize the potential of Galafold® or Pombiliti® + Opfolda® is also subject to all of the other risks affecting our business set forth herein and incorporated by reference in this offering memorandum.

We may not realize the anticipated cost savings from the Acquisition.

The benefits that we expect to achieve as a result of the Acquisition will depend, in part, on our ability to realize anticipated cost savings, including resulting from expected operational synergies and global infrastructure efficiencies. After the Acquisition, we believe that we will be able to, among other matters, save on our costs by being able to streamline administrative processes and harmonize global distribution of the two companies.

Our success in realizing these cost savings, and the timing of this realization, depends on many factors. Even if we are able to consummate the Acquisition successfully, this may not result in the full realization of the cost savings that we currently expect, either within the expected timeframe, or at all. In addition, we cannot assure you that the costs to achieve these cost savings will not be higher than we anticipated. Therefore, we cannot assure you that any anticipated cost savings will be achieved or that our estimates and assumptions will prove to be accurate. If our cost savings are less than our estimates or our costs savings initiatives adversely affect our business or cost more or take longer to implement than we project, or if our assumptions prove to be inaccurate, our results could be lower than we anticipate.

BioMarin’s and Amicus’ actual financial positions and results of operations may differ materially from the unaudited pro forma condensed combined financial information included in this offering memorandum.

The unaudited pro forma condensed combined financial information contained in this offering memorandum is presented for illustrative purposes only and may differ materially from what BioMarin’s actual financial position or results of operations would have been had the Acquisition been completed on the dates indicated. The unaudited pro forma condensed combined financial information has been derived from the audited and unaudited historical financial statements of BioMarin and Amicus and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Transactions. The assets and liabilities of Amicus have been measured at fair value based on various preliminary estimates using assumptions that BioMarin management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the unaudited pro forma condensed combined financial information and the final acquisition accounting will occur and could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s financial position and future results of operations.

In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors may affect BioMarin’s financial condition or results of operations following the completion of the Acquisition.